EXHIBIT 3.1


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      FIRST SOUTHERN NATIONAL BANCORP, INC.


                                       I.

      The name of the corporation is FIRST SOUTHERN NATIONAL BANCORP, INC.

                                       II.

         Effective the date hereof, Article One of the Articles of Incorporation of First Southern National Bancorp, Inc., is amended to read as follows:

                                  "ARTICLE ONE"
                                      NAME

         "The name of the Corporation is "First Southern Bancorp."

                                      III.

         These Articles of Amendment contained herein were adopted by the incorporator on July 10, 2001, in accordance with Section 14-2-1005 of the Georgia Business Corporation Code. Shareholder action was not required.


         IN WITNESS WHEREOF, the undersigned executes this Amended Articles of Incorporation on July 10, 2001.






                                            /s/  J. Brennan Ryan
                                            ----------------------------------
                                                 J. Brennan Ryan, Esq.,
                                                 Incorporator

                              CERTIFICATE REGARDING
                           REQUEST FOR PUBLICATION OF
                       NOTICE OF CHANGE OF CORPORATE NAME

         The undersigned, J. Brennan Ryan, Incorporator of First Southern National Bancorp, Inc. (the "Corporation"), a Georgia corporation, does hereby verify that a request for publication of a notice of intent to file articles of amendment to change the name of the Corporation and payment therefor has been made as required by Section 14-2-1006.1 of the Official Code of Georgia Annotated. The request for publication of such notice was mailed to the Statesboro Herald on July 10, 2001.

         IN WITNESS WHEREOF, the undersigned does hereby set his hand this 10th day of July, 2001.



                                                    /s/ J. Brennan Ryan
                                                   ----------------------------
                                                        J. Brennan Ryan, Esq.

                            ARTICLES OF INCORPORATION
                                       OF
                      FIRST SOUTHERN NATIONAL BANCORP, INC.


                                   ARTICLE ONE
                                      NAME

         The name of the corporation is FIRST SOUTHERN NATIONAL BANCORP, INC.

                                   ARTICLE TWO
                                 CAPITALIZATION

         The corporation shall have the authority, exercisable by its Board of Directors, to issue up to 10,000,000 shares of common stock, par value $.01 per share. In addition to the Common Stock, the corporation shall have the authority, exercisable by its Board of Directors, to issue up to 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and any part or all of such shares of Preferred Stock may be established and designated from time to time by the Board of Directors by filing an amendment to these Articles of Incorporation, which is effective without shareholder action, in accordance with the appropriate provisions of the Georgia Business Corporation Code (the "Code"), and any amendment or supplement thereto (a "Preferred Stock Designation"), in such series and with such preferences, limitations, and relative rights as may be determined by the Board of Directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the votes of the Common Stock, without a vote of the holders of the shares of Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of Preferred Stock.


                                  ARTICLE THREE
                       INITIAL REGISTERED OFFICE AND AGENT

         The street address and county of the initial registered office of the corporation shall be at 101B South Zetterower Avenue, Statesboro, Georgia 30458, Bulloch County. The initial registered agent of the corporation at such address shall be F. Thomas David.

                                  ARTICLE FOUR
                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                              J. Brennan Ryan, Esq.
                                First Union Plaza
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309

                                  ARTICLE FIVE
                       MAILING ADDRESS OF PRINCIPAL OFFICE

         The mailing address of the initial principal office of the corporation is as follows:

                          101B South Zetterower Avenue
                            Statesboro, Georgia 30458

                                   ARTICLE SIX
                        LIMITATION ON DIRECTOR LIABILITY

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

         (ii) any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

        (iii) acts or omissions that involve intentional misconduct or a knowing violation of law;

         (iv) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Code; and

         (v) any transaction from which the director received an improper personal benefit.

         If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

         Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.



         IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation on April 20, 2001.




                                            /s/ J. Brennan Ryan
                                            ------------------------------------
                                            J. Brennan Ryan, Esq.,
                                            Incorporator